UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  May 13, 2011

PIONEER POWER SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-155375	27-1347616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parker Plaza 400 Kelby Street, 9th Floor Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 867-0700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On May 13, 2011, 7834080 Canada Inc., a wholly-owned subsidiary of Pioneer Power Solutions, Inc. (the “Company”), entered into a Share Purchase Agreement (the “Bemag Agreement”) with Fiducie Familiale Mazoyer, Bon-Ange Inc. and Gilles Mazoyer, the owners of all of the capital shares of Transformateur Bemag, Inc. (“Bemag”), pursuant to which 7834080 Canada Inc. will acquire such shares for cash consideration of $5.5 million Canadian dollars, subject to customary post-closing purchase price adjustments.

Among other conditions to closing, there is a requirement that certain of the parties or their affiliates enter into a similar agreement providing for the purchase of Vermont Transformer, Inc. (“Vermont”), an affiliate of Bemag, for cash consideration of $1.0 million Canadian dollars, subject to customary post-closing purchase price adjustments. Bemag and Vermont design and manufacture low and medium voltage dry-type transformers and custom magnetics for customers in the commercial and industrial segments of the North American electrical equipment market. The Company values the transactions at approximately $9.5 million in aggregate, consisting of $6.5 million of cash consideration plus the assumption of debt.  The companies operate from locations in Farnham, Quebec and St. Albans, Vermont, generating approximately $15.0 million of revenue annually on a combined basis.

The transactions are expected to close at the start of our third quarter in July 2011.  The Bemag Agreement contains customary representations, warranties, covenants, post-closing conditions and indemnities for transactions of this nature.

The foregoing description of the Bemag Agreement does not purport to be complete and is qualified in its entirety by reference to the Bemag Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

The Bemag Agreement has been included to provide investors and security holders with information regarding its terms and conditions. It is not intended to provide any other factual information about the parties thereto. The representations, warranties and covenants contained in the Bemag Agreement were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Bemag Agreement. The representations, warranties and covenants therein may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Bemag, the Company or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Bemag Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Share Purchase Agreement, dated May 13, 2011, by and among Fiducie Familiale Mazoyer, Bon-Ange Inc., Gilles Mazoyer and 7834080 Canada Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, INC.

Dated: May 19, 2011	By:	/s/ Andrew Minkow
Name: Andrew Minkow
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Share Purchase Agreement, dated May 13, 2011, by and among Fiducie Familiale Mazoyer, Bon-Ange Inc., Gilles Mazoyer and 7834080 Canada Inc.